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                                                                   Exhibit 10.55



  Schedule of Executives Party to Stock Option and Restricted Stock Agreements
                            dated as of May 26, 2000


Executive                    Shares Underlying Option             Restricted Shares
---------                    ------------------------             ------------------
John R. Bellotti                             1818                              2380
Verne H. Welch                               4040                              7910
William Stephens                             3030                              5910
Daniel J. Roy, Jr.                           9090                            11,000
James J. Rafferty                            2626                              2380
Gary D. Armentrout                           1818                              2380
Edward B. Barraco                            1818                              2380
